EXHIBIT 10.1

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (the "Agreement") dated as of July 1, 2007 is between CitiMortgage, Inc. ("CMI" or the "Seller") and Citicorp Mortgage Securities, Inc., a Delaware corporation ("CMSI").  The Seller agrees to sell, and CMSI agrees to purchase, the mortgage loans originated or acquired by CMI as described and set forth in the Mortgage Loan Schedule attached as exhibit B (the "mortgage loans") to the Pooling and Servicing Agreement dated as of July 1, 2007 (the "Pooling Agreement"), between CMSI, CMI, U.S. Bank National Association, a national banking association, in its individual capacity and as Trustee (the "Trustee"), and Citibank, N.A., in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent, relating to the issuance of CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A7 REMIC Pass-Through Certificates class A, class B and residual certificates.  Terms used without definition herein shall have the respective meanings assigned to them in the Pooling Agreement or, if not defined therein, in the Senior Underwriting Agreement dated June 21, 2007 among CMSI, Citigroup Inc. and Countrywide Securities Corporation (the "Senior Underwriter") (the "Senior Underwriting Agreement") and in the Subordinated Underwriting Agreement dated July 23, 2007 among CMSI, Citigroup Inc. and Banc of America Securities LLC (the "Subordinated Underwriter" and, together with the Senior Underwriter, the "Underwriters") (the "Subordinated Underwriting Agreement" and, together with the Senior Underwriting Agreement, the "Underwriting Agreements").

1.      Purchase Price.  The purchase price (the "Purchase Price") for the mortgage loans shall consist of (a) cash in the amount of ___________% of the aggregate scheduled principal balance thereof as of the cut-off date, plus accrued interest thereon at the rate of 6.25% per annum on the mortgage loans in pool I and pool II and 5.75% per annum on the mortgage loans in pool III, from and including the cut-off date to but excluding the closing date, (b) the class IA-IO, IIA-IO and IIIA-IO certificates, (c) the class LR certificates and (d) the class PR certificates.  Such cash shall be payable by CMSI to the Seller on the closing date in same-day funds, and the Seller will receive on the closing date: (a) the class IA-IO, IIA-IO and IIIA-IO certificates and (b) the class LR and class PR certificates evidencing the residual interests in the lower-tier REMIC and the pooling REMIC, respectively.  If CMSI for any reason shall repay to any Underwriter any portion of the price paid to CMSI by any Underwriter pursuant to the Underwriting Agreements, the Seller shall simultaneously and in the same manner repay to CMSI a proportionate amount of the Purchase Price as such repayment to any Underwriter.

Upon payment of the Purchase Price, the Seller shall transfer, assign, set over and otherwise convey to CMSI without recourse all of the Seller's right, title and interest in and to the mortgage loans, including all interest and principal received or receivable by the Seller on or with respect to the mortgage loans (other than payments of principal and interest due and payable on the mortgage loans on or before the cut-off date and prepayments of principal on the mortgage loans received or posted prior to the close of business on the cut-off date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and Primary Mortgage Insurance Certificates.  The Seller agrees to deliver to CMSI all documents, instruments and agreements required to be delivered by CMSI to the Trustee under the Pooling Agreement and such other documents, instruments and agreements as CMSI shall reasonably request.  CMSI hereby directs the Seller to execute and deliver to the Trustee assignments of the Mortgages to the Trustee (and endorsements of any Mortgage Notes relating thereto) in recordable form.  Such assignments and endorsements shall not affect the rights of the parties hereto or to the Pooling Agreement.

2.      Representations.  The Seller hereby represents and warrants to CMSI (i) that CMSI's representations and warranties pursuant to the Pooling Agreement to the Trustee with respect to the mortgage loans are true and correct and (ii) that the Seller has not dealt with any broker, investment banker, agent or other person (other than CMSI and the Underwriters) who may be entitled to any commission or compensation in connection with the sale of the related mortgage loans.  The Seller hereby agrees to cure any breach of such representations and warranties in accordance with the terms of the Pooling Agreement.

3.      Underwriting.  The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions reasonably requested by CMSI in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied at or prior to the closing date.

4.      Costs.  CMSI shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreements, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Underwriting Agreements, the Pooling Agreement and the certificates and (iii) the cost of delivering the certificates to the offices of The Depository Trust Company or the Underwriters, as the case may be.

5.      Indemnification.  The Seller hereby agrees to indemnify, defend and hold harmless CMSI against any and all losses, claims, damages or liabilities (i) resulting from the Seller's failure to perform any of its obligations hereunder, (ii) resulting from the inaccuracy of the Seller's representations and warranties herein or of CMSI's representations and warranties in the Pooling Agreement or (iii) insofar as such losses, claims, damages or liabilities (or actions or demands for reimbursement or contribution in respect thereof) arise out of or are based upon information relating to the Seller or the mortgage loans pursuant to the Underwriting Agreements.

6.      Purchase and Sale; Security Interest.  The parties hereto intend the conveyance by the Seller to CMSI of all of its right, title and interest in and to the mortgage loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to CMSI a first priority security interest in all of the Seller's right, title and interest in and to the mortgage loans.

7.      Notices.  All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to CMSI be addressed to it at 1000 Technology Drive, O’Fallon, Missouri 63368, Attn: Daniel P. Hoffman or if sent to Seller be addressed to it at 1000 Technology Drive, O’Fallon, Missouri 63368, Attn: General Counsel.

8.      Trustee Beneficiary.  The representations and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by, the Trustee, and the holders of certificates to the same extent that the Trustee and the holders of certificates, respectively, have rights against CMSI under the Pooling Agreement in respect of representations and agreements made by CMSI therein.

9.      Cross-Receipt.  The Seller, by executing this Agreement below, hereby acknowledges receipt of the Purchase Price from CMSI.  CMSI, by executing this Agreement below, hereby acknowledges receipt of the Mortgage Loans from the Seller.

10.           Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.  This Agreement may not be changed in any manner which would have a material adverse affect on holders of any class of certificates without the prior written consent of the Trustee.  The Trustee shall be protected in consenting to any such change to the same extent provided in section 10 of the Pooling Agreement. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.  This Agreement shall bind and inure to the benefit of and be enforceable by CMSI and the Seller and their respective successors and assigns; provided, however, that this Agreement cannot be assigned by either party without the consent of the other party hereto, and any assignment hereof without such consent shall be void.

IN WITNESS WHEREOF, CMSI and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CITIMORTGAGE, INC.

By:
Deborah A. Snow
Vice President

CITICORP MORTGAGE SECURITIES, INC.

By:
David L. Hicks
Assistant Vice President